EXHIBIT 10.14

                   THE MERCHANTS BANK AMENDED AND RESTATED
                  DEFERRED COMPENSATION PLAN FOR DIRECTORS


      THE MERCHANTS BANK, a Vermont banking corporation with a principal place of business in Burlington, Vermont (the "Bank"), does hereby amend the Deferred Compensation Plan (the "Plan") heretofore adopted by the Bank and as set forth in the standard contract executed by the Bank and various directors of the Bank since the time of adoption.

      Section 1. Purpose. The purpose of this Plan is to provide a foundation for continued growth of the Bank by strengthening its capacity to attract and retain outstanding directors in continued service.

      Section 2. Participants. All Directors of the Bank are eligible to participate in the Plan ("Participants"). No officers who are not already Participants will be allowed to take part in this Plan.

      Section 3.  Participant's Election.

      (a) For the purpose of this Plan, "compensation" shall mean all fees, salary or other compensation paid by the Bank to said
           Participant as a director or officer of the Bank (including any amount of such fees which a Participant elects to defer under this Plan, but not including amounts paid as expense reimbursement).

      (b) For the year 1986, a Participant, by filing a written election with the Bank on or before January 31, 1986 may elect not to receive a part or all of the compensation that would have otherwise been paid during the remainder of the year.

      (c) For the year 1987, and each year thereafter, a Participant, by filing a written election with the Bank on or before December 31 of the preceding year, may elect not to receive a part or all of the compensation that would have otherwise been paid during such year.

      (d) Individuals who first become eligible to participate in this Plan after January 1 during any year, by filing a written election with the Bank before becoming eligible to participate, may elect not to receive a part or all of the compensation that would have otherwise been paid during the remainder of such year.

      (e) An election shall not be effective unless the Participant also specifies the manner in which the account will be distributed (see Section 5) and whether the Growth Program shall be fixed or floating (see Section 4). The Fixed Growth Percentage shall only be available in amounts and at times and rates in the sole discretion of the Bank.

      (f) Any election to defer compensation under this Section shall be irrevocable for that year or the remainder of that year (or longer in the case of Fixed Growth Program) and may not be cancelled by the Participant for any reason except that if the Board of Directors of the Bank or any committee appointed by it (the "Board") amends the Plan pursuant to Section 11, the Participant may elect, prior to the effective date of such amendment, to discontinue contributions for the remainder of the year (or other election period) commencing with the effective date of such amendment.

      (g) Any election to defer compensation under this Section will not reduce benefits payable under any other benefit plan the Bank may provide for its directors. Such benefits will be calculated as if the election had not been made.

      Section 4.  Deferral Account.

      (a) The Bank shall establish one or more bookkeeping accounts (a "Deferral Account") for each Participant to record the amounts deferred according to the provisions of Section 3. The Bank shall credit to each Participant's Deferral Account the compensation deferred by the Participant in accordance with this Plan. Such credits shall be made at the times that payment to the Participant of current compensation would have been made if the deferral had not been elected hereunder.

      (b) If the Participant shall elect a Floating Growth Program (as hereinafter defined), the Bank shall also credit to such Participant's Deferral Account on the last day of each month an amount equal to a percentage (hereinafter referred to as the "Growth Percentage") of the balance recorded in such account as of the fifteenth day of said month. The Growth Percentage will be fixed from time to time in the discretion of the Board. The amount determined by applying the Growth Percentage will be added to the balance in the Deferral Account. The Board shall have the right to establish or change the method of computing Growth Percentages in its sole discretion.

      (c) If the Participant shall elect a Fixed Growth Program, such as may, from time to time, be offered by the Bank, the Participant shall so signify on his Deferred Compensation Election Form and, subject to the provisions of the remainder of this subsection
           (c), Growth Percentages will be credited to such Participant's account in accordance with the terms and schedule as shown on the Deferred Compensation Election Form executed by the Participant and as may, from time to time, be amended; provided, however, that:

           (i) From and after December 31, 1994, no further deferrals may be made to the Fixed Growth Program.

           (ii) The amount that otherwise would be credited to a Participant's Fixed Growth Account to the effective date of this Amended and Restated Deferred Compensation Plan for Directors, whether on account of deferrals, on account of Fixed Growth Percentage credits, or otherwise, shall be replaced and supplanted by the credit to such Participant's Fixed Growth Account in the amount set opposite such Participant's name on the attached Schedule 4(c).

           (iii) On the effective date of this Amended and Restated Plan, in lieu of any amounts that the Bank otherwise would be obligated to pay to any Plan Participant from and after the Effective Date on account of the Fixed Growth Program, the Bank shall be obligated to distribute to each Participant, at the times and as provided in this Amended and Restated Plan: (i) that number of shares of Merchants Bancshares, Inc. set forth on Schedule 4(c) opposite such Participant's name; plus (ii) all dividends, distributions or other consideration paid on, on account of, or in exchange for such shares prior to their distribution as herein provided; plus (iii) the amount, if any, set opposite the Participant's name under the Column labeled "1/2/96 Payment" on that schedule. Notwithstanding the provisions of the immediately-preceding sentence: (y) in the event of a merger, consolidation or reorganization of Merchants Bancshares, Inc., the Bank shall be obligated to distribute, in lieu of the shares of Merchants Bancshares, Inc. referred to above, such shares or other property as shall have been exchanged for said Merchants Bancshares, Inc. stock, or into which said Merchants Bancshares, Inc. shares shall have been converted pursuant to such merger, consolidation or reorganization; and (z) in the event of a Change of Control (as defined below), the Bank shall have the option, to be exercised (if at all) not earlier than sixty days prior to such Change of Control nor later than sixty days thereafter, and to be effective not earlier than the time when such Change of Control occurs nor later than one hundred eighty days thereafter, to provide that in lieu of any obligation thereafter to distribute shares of Merchants Bancshares, Inc., the Bank thereafter shall be required to pay or distribute to each Fixed Growth Plan Participant, in cash or in securities, a variable amount that equals the value from time to time of the balance posted to the bookkeeping account maintained for such Participant in the Trust referred to in Section 6, below; provided, however, that to the extent the balance posted to the credit of such Participant in the Trust has been reduced as a result of any withdrawals from the Trust for any purpose other than a payment to or for the benefit of the Participant or the Participant's designated beneficiary (see Section 7, below), the amount to be paid or distributed to such Participant shall be adjusted to take into account both such withdrawal(s) and the earnings (or losses) that would have been credited to the Participant's account under the Trust if such withdrawal(s) had not occurred.

      A "Change of Control" shall occur upon the earliest of the following:

      (A) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (a "Person"), becomes a "beneficial owner," as such term is used in Rule 13D-3 promulgated under such Act (an "Owner") of twenty-five percent (25%) or more of the Voting Stock, as defined below, of Merchants Bancshares, Inc.; or

      (B) the majority of the Board of Merchants Bancshares, Inc. consists of individuals other than the Incumbent Directors;

      (C) Merchants Bancshares, Inc., or the Bank, adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

      (D) all or substantially all of the business of Merchants Bancshares, Inc. is disposed of pursuant to a merger, consolidation, or other transaction in which Merchants Bancshares, Inc. is not the surviving corporation or is substantially or completely liquidated (unless the shareholders of Merchants Bancshares, Inc. immediately prior to such merger, consolidation, or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of Merchants Bancshares, Inc., all of the Voting Stock, or correlative ownership interests, of the entity or entities, if any, that succeed to the business of Merchants Bancshares, Inc.); or

      (E) Merchants Bancshares, Inc. combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of Merchants Bancshares, Inc. immediately prior to the combination (other than shareholders who, immediately prior to the combination, were "affiliates" of such other company, as such term is defined in the rules of the Securities and Exchange Commission) do not beneficially own, directly or indirectly, fifty percent (50%) or more of the Voting Stock of the combined company; or

      (F) Merchants Bancshares, Inc. transfers to any Person or Persons not controlled by Merchants Bancshares, Inc.: (1) fifty percent (50%) of the Voting Stock of the Bank; or (2) forty percent
           (40%) or more of the assets of the Bank.

      Notwithstanding the occurrence of any of the events described in clauses (A), (D) or (E), above, no "Change of Control" shall be deemed to have occurred if:

      (1) immediately following such event, members of the Board or employees of Merchants Bancshares, Inc. and its subsidiaries who file or are required to file (or immediately prior to such event, filed or were required to file) reports under Section 16(a) of the 1934 Act) are beneficial owners, directly or indirectly, of twenty-five percent (25%) or more of the Voting Stock of Merchants Bancshares, Inc. or its successor, as the case may be; or

      (2) such Change of Control event occurs as a result of a proposal initiated by the Board of Merchants Bancshares, Inc. (and not as a result of prior actions taken by the Person or Persons effecting the Change of Control), and if at the time of making the proposal, the Board of Directors notifies the Fixed Growth Plan Participants that any such Change of Control event resulting from the proposal shall not constitute a Change of Control. For this purpose, a Change of Control event shall be considered to result from a proposal if the event occurs because of the acquisition of stock or assets of Merchants Bancshares, Inc., directly or indirectly, by Persons, or a group of some of whose members are Persons, identified in the written notice described above.

      "Incumbent Director(s)" shall mean the members of the Board of Merchants Bancshares, Inc. on the date of this Amended Plan, provided that any person becoming a director subsequent to the date of this Amended Plan whose election or nomination for election was approved by two-thirds (but in no event less than two) of the directors who at the time of such election or nomination comprise the Incumbent Directors shall be considered to be an Incumbent Director.

      "Voting Stock" of any corporation shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect directors of such corporation.

      Section 5.  Distribution of Deferral Account.

      (a) Commencing on January 2 of the year following the Participant's attaining the age of sixty-five (65) or the Participant's earlier death ("Termination Date"), the Bank shall commence distribution and/or payment of the Merchants Bancshares, Inc. shares and/or other amounts which the Bank is obligated to distribute and/or pay pursuant to Section 4 of this Amended and Restated Plan, in accordance with the provisions of the Participant's Deferred Compensation Election Form and this Plan.

      (b) Notwithstanding the provisions of Section 5(a), above, to the extent, if at all, that the Bank is provided with evidence reasonably satisfactory to it that all or part of the shares or other amounts to be distributed to the Participant or the Participant's beneficiary are includible in the Participant's or such beneficiary's taxable estate for estate tax purposes, and increase the estate taxes otherwise payable by such estate, the Bank shall promptly distribute or pay to the person(s) or entity(ies) entitled thereto, the entire remaining amounts payable by the Bank under this Plan to such person(s) or entity(ies).

      (c) Notwithstanding the provisions of Section 5(a), above, a Participant may request, and the Bank may approve, a distribution due to hardship by submitting a written request to the Board accompanied by evidence to demonstrate that the circumstances being experienced qualify as a hardship. If a hardship is found by the Bank, the distribution shall be limited to an amount sufficient to meet the emergency.

      (d) For purposes of Section 5(c), "hardship" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute a hardship will depend on the facts of each case. However, in no event shall payment be made if such purported hardship is or may be relieved:

           (i) through reimbursement or compensation by insurance or otherwise;

           (ii) by liquidation of the Participant's assets, to the extent that such liquidation would not itself cause severe financial hardship; or

           (iii)  by the Participant's ceasing deferrals under the Plan.

           In no case shall the need to send a Participant's child to college or the desire to purchase a home be considered a hardship.

      (e) Prior to the year in which payments are to commence under Section 5(a) a Participant may request in writing to defer commencement of the such payments for any amount of time up to three years from the first January 2 following the Termination Date.

      (f) During the period of time that payments are being made to a Participant who has elected a Floating Growth Program, the Growth Percentage shall be applied to the unpaid balance of the Floating Growth Deferral Account in the manner prescribed herein, and the resulting growth amount shall be paid to the Participant upon the due date of the next regular distribution payment. Participants who elect a Fixed Growth Program will be paid in accordance with the provisions of the Deferred Compensation Election Form and Section 4 hereof.

      Section 6.  Nature of Accounts.

      (a) With respect to the Fixed Growth Program, the Bank shall establish and maintain, from and after the Effective Date, a Trust Under The Merchants Bank Amended and Restated Deferred Compensation Plan For Directors in substantially the form attached hereto as Exhibit "A" (the "Trust").

      (b) Except as provided in the Trust: all amounts credited to Deferral Accounts shall remain the sole property of the Bank and shall be usable by it as a part of its general funds for any legal purpose whatever; the Deferral Accounts shall exist only for the purpose of facilitating the computation of benefits hereunder; nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust or escrow of any kind, or a fiduciary relationship between the Bank and the Participant, the designated beneficiary or any other person; and to the extent that any person acquires a right to receive payments from the Bank under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Bank.

      (c) It is the intention of all parties that this Plan be unfunded for purposes of the Internal Revenue Code of 1986, as amended, and Title I of the Employee Retirement Income Security Act of 1974, as amended.

      Section 7. Beneficiary Designation. A Participant may designate a beneficiary to receive, in the event of Participant's death, all amounts which are then and thereafter payable under the Plan. Beneficiaries shall receive such amounts in accordance with the Participant's specifications (see Section 5) and the provisions of this Plan. Such designation and any subsequent changes thereto shall be made in writing and filed with the Treasurer. In the event of the Participant's death prior to receipt of the total Deferral Account and without so designating a beneficiary, the balance of said Deferral Account shall be paid to Participant's spouse, if then living, otherwise to Participant's estate in accordance with the election made pursuant to Section 5.

      Section 8. Nontransferability. No right to payment or distribution under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right to payment or distribution shall, in any manner, be liable for or subject to the debts, contracts, liabilities or torts of the person entitled thereto. If, at the time when payments or distributions are to be made hereunder, the Participant or the beneficiary is indebted to the Bank, then any payments or distributions remaining to be made hereunder may, at the discretion of the Bank, be reduced by the amount of such indebtedness. An election by the Bank not to reduce such payments or distributions shall not constitute a waiver of its claim for such indebtedness.

      Section 9. Plan Interpretation. The Board shall have full power and authority to interpret, construe and administer this Plan, and the Board's interpretations and construction thereof, and actions thereunder, including any valuation of the Deferral Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to that member's own willful misconduct or lack of good faith.

      Section 10. Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Bank, its successors and assigns, and the Participant and the Participant's heirs, executors, administrators and legal representatives.

      Section 11. Amendment and Termination. The Bank may, in its sole discretion, at any time, amend or terminate this Plan with respect to any future period, provided, however, that (except as specifically provided in subsection 4(c), above) no such amendment or termination shall reduce the distributions and/or payments which the Bank is obligated to make as of the effective date of the amendment or termination nor reduce the amount of any deferral account existing as of such effective date. Notice of any such amendment or termination shall be given to the Participants sixty days before the effective date(s) thereof. Notwithstanding anything to the contrary elsewhere in this Plan or in the Trust, the Bank shall have the right to order the immediate distribution to all Fixed Growth Participants of the full number of shares of Merchants Bancshares, Inc. stock and/or other amounts which the Bank is then obligated to distribute or pay hereunder in full and final settlement and satisfaction of all such Participants' rights to any payment under this Plan with respect to or on account of any Fixed Growth deferral, if the Bank determines in good faith that financial market, regulatory, legislative, income tax, or other objective conditions would make failure to do so materially adverse to the Bank's interests.

      Section 12. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Vermont, without giving effect to such jurisdiction's principles of conflict of laws.

      IN WITNESS WHEREOF, the Bank has caused this Amended Plan to be executed by its duly authorized officer as of the 20th day of December, 1995.

IN PRESENCE OF:          THE MERCHANTS BANK


/s/ Jennifer L. Varin                  By: /s/ Joseph L. Boutin
------------------------------         -------------------------------
Secretary                                  Its President and
                                           Chief Executive Officer